EXHIBIT 99.1


[WILLOW GROVE BANCORP, INC. LOGO]
---------------------------------


            Willow Grove Bancorp, Inc. Announces Conference Call
                   to Discuss Fourth Quarter and Year End
                             Fiscal 2006 Results


Wayne, Pennsylvania   (August 9, 2006) Willow Grove Bancorp, Inc. (the
"Company") (Nasdaq:WGBC), the holding company for Willow Grove Bank, today announced that its results for the fourth quarter and year end fiscal 2006 will be released on Monday, August 14, 2006 after the close of the market. Upon its issuance, you may access a copy of the earnings release on the Company's website at www.willowgrovebank.com.

In conjunction with the release, the Company will host a conference call on Tuesday, August 15, 2006 at 10:00 a.m. Eastern Time to discuss fourth quarter and year end fiscal 2006 results, followed by a brief question and answer session.

Willow Grove Bancorp, Inc. invites all interested parties to listen to its conference call, which will be broadcast through a webcast on the Company's website. To access the call, please visit the Company's website at www.willowgrovebank.com.

An online archive of the webcast will be available within two hours of the conclusion of the call and will remain available through Tuesday, August 29, 2006.

Interested parties may also participate by calling 973-321-1023 at 9:55 a.m. Eastern Time on August 15, 2006, and referencing ID #7717982. A taped replay of the conference call will be available within two hours of the conclusion of the call and will remain available through Tuesday, August 29, 2006. The number to call for the taped replay is 973-341-3080 and the conference PIN is #7717982.

About Willow Grove Bancorp, Inc.

Willow Grove Bancorp, Inc. is the holding company for Willow Grove Bank. Willow Grove Bank, founded in 1909, is a full-service, community oriented bank, offering a broad array of deposit, loan and investment products for individuals and businesses. With 28 locations across Montgomery, Chester, Bucks and Philadelphia counties, Pennsylvania, Willow Grove Bank offers its customers and clientele convenient locations, extended hours, and the personal attention of a local bank, with the products and services of a regional one.

Additional information is available at: www.willowgrovebank.com.

Forward Looking Statements

The information contained in this press release may contain forward-looking statements (as defined in the Securities Exchange Act of 1934 and the regulations thereunder) which are not historical facts or as to Willow Grove Bancorp, Inc. management's intentions, plans, beliefs, expectations or opinions. Forward-looking statements may be identified by the use of words such as "believe", "expect", "will", "anticipate", "intend", "plan", "estimate", "could", "may", "likely", "probably" or "possibly". Willow Grove Bancorp undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Contacts

Willow Grove Bancorp, Inc.
by
Gregory FCA Communications
Paul Johnson, 610-642-8253